UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

28903 North Avenue Paine Valencia, California		91355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (661) 775-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At our 2012 Annual Meeting of Stockholders held on May 17, 2012 (the “Annual Meeting”), our stockholders approved an amendment to our 2004 Equity Incentive Plan (the “Plan”) to increase the maximum number of shares of common stock authorized for issuance under the Plan from 25,000,000 shares to 35,000,000 shares and re-approved the Plan for purposes of Section 162(m) of the U.S. Internal Revenue Code.

A more detailed summary of the material features of the Plan is set forth in our definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 6, 2012 (the “Proxy Statement”). The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Proxy Statement and the full text of the Plan, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Equity Awards to Executives

On May 17, 2012, the Compensation Committee of the Board of Directors granted to the Company’s named executive officers options to purchase the Company’s common stock (“Options”) under the Company’s Amended and Restated 2004 Equity Incentive Plan (as amended, the “Plan”), which are subject to vesting as indicated below. The Options are evidenced by a form of Stock Option Agreement which, together with the Plan, set forth the terms and conditions of the Options. The Options have an exercise price of $1.69 per share, which is equal to the fair market value of the Company’s common stock on the date of grant.

The following table sets forth the Options granted to each of our named executive officers:

Named Executive Officer	Title	Options (1)
Alfred E. Mann	Chief Executive Officer and Chairman of the Board of Directors	1,000,000
Matthew J. Pfeffer	Corporate Vice President and Chief Financial Officer	400,000
Hakan S. Edstrom	President, Chief Operating Officer and Director	1,000,000
Juergen A. Martens, Ph.D.	Corporate Vice President, Chief Technical Officer	400,000
David Thomson, Ph.D., J.D.	Corporate Vice President, General Counsel and Secretary	400,000

(1)	50% of the shares subject to such option shall vest as to a specified percentage upon the achievement of certain performance milestones. The remaining 50% will vest 25% every 6 months beginning November 1, 2012 and shall be fully vested on May 1, 2014.

The foregoing is only a brief description of the material terms of the Options granted to the named executive officers on May 17, 2012, does not purport to be complete and is qualified in its entirety by reference to the Plan and the form of Stock Option Agreement under the Plan, which we have previously filed with the Securities and Exchange Commission.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at the Annual Meeting, as well as the number of votes with respect to each matter.

•

Our stockholders elected each of the nine individuals nominated by our Board of Directors to serve as directors until the next annual meeting of stockholders, except on May 1, 2012, Dr. James Shannon resigned from the Board of Directors. The tabulation of votes in the election was as follows:

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Alfred E. Mann	77,047,339	963,118	67,554,766
Hakan S. Edstrom	77,121,512	888,945	67,554,766
Abraham E. Cohen	71,279,982	6,730,475	67,554,766
Ronald Consiglio	77,161,477	848,980	67,554,766
Michael Friedman	71,288,594	6,721,863	67,554,766
Kent Kresa	70,974,093	7,036,364	67,554,766
David H. MacCallum	77,166,779	843,678	67,554,766
Henry L. Nordhoff	77,161,763	848,694	67,554,766
James S. Shannon	71,268,354	6,742,103	67,554,766

•

Our stockholders approved an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 250,000,000 shares to 350,000,000 shares. The Certificate of Amendment to Amended and Restated Certificate of Incorporation is attached here to as Exhibit 3.1 and incorporated herein by reference. The tabulation of votes on this matter was as follows: shares voted for: 134,744,475; shares voted against: 10,548,679; shares abstaining: 272,069; and broker non-votes: 0.

•

Our stockholders approved the amendment to the Plan referred to in Item 5.02 above. The tabulation of votes on this matter was as follows: shares voted for: 65,541,612; shares voted against: 12,327,642; shares abstaining: 141,204; and broker non-votes: 67,554,765.

•

Our stockholders approved, on an advisory basis, the compensation of our named executive officers, as disclosed in the Proxy Statement. The tabulation of votes on this matter was as follows: shares voted for: 68,377,619; shares voted against: 9,358,467; shares abstaining: 274,372; and broker non-votes: 67,554,765.

•

Our stockholders ratified the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. The tabulation of votes on this matter was as follows: shares voted for: 144,098,147; shares voted against: 971,419; shares abstaining: 495,657; and broker non-votes: 0.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith:

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation.

99.1	2004 Equity Incentive Plan, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNKIND CORPORATION
By:	/s/ David Thomson, Ph.D., J.D.
	Name:	David Thomson, Ph.D., J.D.
	Title:	Corporate Vice President, General Counsel and Secretary

Dated: May 22, 2012